Exhibit 10.2

FIRST AMENDMENT TO Amended and Restated EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to that certain Amended and Restated Employment Agreement, effective February 5, 2025 (the “Agreement”), by and between Robert Nadolny (the “Executive”) and MultiSensor AI Holdings, Inc. (the “Company”), shall be effective as of the date it is fully executed by the parties hereto (the “Effective Date”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement to modify the Executive’s equity awards to align his compensation with that of the Company’s Chief Executive Officer.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement, the parties hereto agree as follows:

1.	Section 3(d) of the Agreement is amended and replaced in its entirety with the following:

(d)            Equity Grant. Under the MultiSensor AI Holdings, Inc. 2023 Incentive Award Plan (the “Plan”), the Company will grant the Executive a restricted stock unit award (the “RSU Award”) and a performance stock unit award (the “PSU Award”). The number of restricted stock units (“RSUs”) underlying the RSU Award will total 100,000 RSUs divided equally between a September 2025 grant and a January 2027 grant. Each RSU Award will vest over a four-year period in four substantially equal installments that commence on January 1, 2026 for the September 2025 grant and January 1, 2027 for the January 2027 grant. The number of performance stock units underlying the PSU Award shall be equal to 400,000 PSUs divided equally between a September 2025 grant and a January 2027 Grant. Each PSU Award will vest upon the attainment of certain preestablished performance goals as determined by the Company in its sole discretion. All of the awards will be subject to the terms and conditions of the Plan and of a (i) Restricted Stock Unit Agreement and Grant Notice or (ii) Performance Stock Unit Agreement and Grant Notice, as applicable, each substantially similar in form and substance to the award agreements and grant notices attached hereto as Exhibit A and Exhibit B, respectively.

2.	Exhibit A of the Agreement is amended and replaced in its entirety with the Restricted Stock Unit Agreement and Grant Notice attached to this Amendment as Exhibit A.

3.	Exhibit B of the Agreement is amended and replaced in its entirety with the Performance Stock Unit Agreement and Grant Notice attached to this Amendment as Exhibit B.

Except as expressly modified by this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment may only be amended or modified by a written agreement signed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates set forth below.

The Company:		The Executive:

MultiSensor AI Holdings, Inc.		Robert Nadolny

By:	/s/ Asim Akram
Name:	Asim Akram	Signature:	/s/ Robert Nadolny
Title:	President and CEO	Date:	September 29, 2025
Date:	September 29, 2025

Signature Page to

First Amendment to Amended and Restated Employment Agreement